Exhibit 10.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 30, 2023, is made and entered into by and among Bitcoin Depot Inc., a Delaware corporation (the “Company”), BT Assets, Inc., a Delaware corporation (“BT Assets”), each individual identified on the signature pages hereto as a “Management Holder” (each, a “Management Holder” and together, the “Management Holders”) and GSR II Meteora Sponsor, LLC, a Delaware limited liability company (the “Sponsor” and, together with BT Assets, the Management Holders, and any person or entity who is identified on the signature pages hereto as a “Holder” or hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, GSR II Meteora Acquisition Corp., a Delaware corporation and predecessor to the Company (“GSRM”) and Sponsor are party to that certain Registration Rights Agreement, dated as of February 24, 2022 (the “Original Agreement”);

WHEREAS, the Company, BT Assets, BT HoldCo LLC, a Delaware limited liability company and wholly owned subsidiary of BT Assets (“BT HoldCo”), Bitcoin Depot Operating LLC, a Delaware limited liability company and a wholly owned subsidiary of BT HoldCo (“BT OpCo” and, together with BT HoldCo and BT Assets, the “BT Entities”) and Sponsor have entered into that certain Transaction Agreement, dated as of August 24, 2022 (as amended, supplemented and/or restated from time to time, the “Transaction Agreement”);

WHEREAS, pursuant to the Transaction Agreement and prior to or at the Closing Date, the Company and the BT Entities entered into the series of reorganizations and equity issuances and purchases as described in the Transaction Agreement (the “Business Combination”);

WHEREAS, pursuant to the amended and restated certificate of incorporation of the Company (as may be amended and restated from time to time, the “Company Certificate of Incorporation”), the Company is authorized to issue the following classes of stock: 800,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), 20,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B common stock”), 750,000 shares of Class E-1 common stock, par value $0.0001 per share (the “Class E-1 common stock”), 750,000 shares of Class E-2 common stock, par value $0.0001 per share (the “Class E-2 common stock”), 750,000 shares of Class E-3 common stock, par value $0.0001 per share (the “Class E-3 common stock”), 300,000,000 shares of Class M common stock, par value $0.0001 per share (the “Class M common stock”), 800,000,000 shares of Class O common stock, par value $0.0001 per share (the “Class O common stock”) and 300,000,000 shares of Class V common stock, par value $0.0001 per share (the “Class V common stock”);

WHEREAS, simultaneously with the closing of its initial public offering, GSRM issued and sold 12,223,750 warrants (the “Private Placement Warrants”) to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, each of which entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share;

WHEREAS, certain third parties (collectively, the “Non-Redeeming Stockholders”) entered into voting and non-redemptions agreements and non-redemption agreements with the Company (each, a “Non-Redemption Agreement” and, collectively, the “Non-Redemption Agreements”) pursuant to which such Non-Redeeming Stockholders agreed not to request redemption of their shares of Class A common stock in connection with the Business Combination;

WHEREAS, pursuant to the Amended and Restated Limited Liability Company Agreement of BT HoldCo (“A&R LLCA”), BT HoldCo has provided BT Assets with a redemption right pursuant to which BT Assets may redeem its Common Units (as defined below) for cash or, at the option of the Managing Member of BT HoldCo, exchange Common Units for an equal number of shares of Class A common stock upon the terms and subject to the conditions set forth in the A&R LLCA and the Company Certificate of Incorporation; and

WHEREAS, in connection with the consummation of the transactions described above, the Company and Sponsor desire to amend and restate the Original Agreement in its entirety as set forth herein, and the Company and the Holders desire to enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. Capitalized terms used herein but not defined in this Agreement shall have the meanings ascribed to them in the Transaction Agreement. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“A&R LLCA” has the meaning given in the Recitals hereto.

“Action” means any claim, action, suit, charge, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, as applicable, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) as to which the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any person, any other person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. No Holder shall be deemed an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning given in the Preamble hereto.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Block Trade” has the meaning given in subsection 2.4.1.

“Board” means the board of directors of the Company.

“BT Assets” has the meaning given in the Preamble hereto.

“BT HoldCo” has the meaning given in the Recitals hereto.

“BT OpCo” has the meaning given in the Preamble hereto.

“Business Combination” has the meaning given in the Recitals hereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Class A common stock” has the meaning given in the Recitals hereto.

“Closing Date” means June 30, 2023.

“Commission” means the Securities and Exchange Commission.

“Common Units” means the common units of BT HoldCo.

“Company” has the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Certificate of Incorporation” has the meaning given in the Recitals hereto.

“Demanding Holder” has the meaning given in subsection 2.1.3.

“End of Suspension Notice” has the meaning given in subsection 4.4.2.

“Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” has the meaning given in subsection 2.1.1.

“Form S-3 Shelf” has the meaning given in subsection 2.1.1.

“Governmental Authority” means any federal, national, state, provincial or municipal government, or any political subdivision thereof, and any agency, commission, department, board, bureau, official, minister, arbitral body (public or private), tribunal or court, whether national, state, provincial, local, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of a nation, state, province or municipal government, or any political subdivision thereof, including any authority having governmental or quasi-governmental powers, domestic or foreign.

“GSRM” has the meaning given in the preamble hereto.

“Holder Information” has the meaning given in subsection 5.1.2.

“Holders” has the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Lock-Up” has the meaning given in subsection 3.1.2.

“Lock-Up Period” shall mean the period beginning on the Closing Date and ending in four consecutive equal quarterly installments following the Closing Date, in accordance with the following schedule:

(a) one-fourth of the securities subject to the Lock-Up shall be released from the Lock-Up upon the Company issuing its first quarterly earnings release that occurs at least 60 days after the Closing Date (the “Initial Earnings Release”);

(b) one-fourth of the securities subject to the Lock-Up shall be released from the Lock-Up upon the Company issuing its first quarterly earnings release following the Initial Earnings Release;

(c) one-fourth of the securities subject to the Lock-Up shall be released from the Lock-Up upon the Company issuing its second quarterly earnings release following the Initial Earnings Release; and

(d) one-fourth of the securities subject to the Lock-Up shall be released from the Lock-Up upon the Company issuing its third quarterly earnings release following the Initial Earnings Release.

“Lock-Up Shares” has the meaning given in subsection 3.1.2.

“Management Holders” has the meaning given in the Preamble hereto.

“Maximum Number of Securities” has the meaning given in subsection 2.1.4.

“Minimum Takedown Threshold” has the meaning given in subsection 2.1.3.

“Misstatement” means:

(a) with respect to a Registration Statement, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and

(b) with respect to a Prospectus, an untrue statement of a material fact or an omission to state of a material fact necessary required to be stated therein or necessary to make the statements therein not misleading.

“Non-Redeeming Stockholders” has the meaning given in the Recitals hereto.

“Non-Redemption Agreements” has the meaning given in the Recitals hereto.

“Opt-Out Notice” has the meaning given in Section 6.17.

“Original Agreement” has the meaning given in the Recitals hereto.

“Permitted Transferee” means, in the case of any Holder, a person to whom, or entity to which, Registrable Securities are transferred by such Holder; provided that (a) such transfer does not violate the Company’s governing documents, or any agreements between such Holder and the Company or any of the Company’s subsidiaries and (b) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to subsection 6.2.3.

“Piggyback Registration” has the meaning given in subsection 2.2.1.

“Private Placement Warrants” has the meaning given in the Recitals hereto.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rules 430A or 430B under the Securities Act or any successor rule thereto), as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” means (a) any outstanding shares of Class A common stock held by a Holder immediately following the Closing Date (which shall include all shares of Class A common stock issuable upon the exchange of Common Units outstanding on the date of this Agreement or upon the exercise of any Private Placement Warrants outstanding on the date of this Agreement); (b) any shares of Class A common stock issued by the Company to a Holder in connection with the exchange of Common Units acquired by a Holder following the date hereof; (c) any outstanding shares of Class A common stock or Private Placement Warrants to purchase shares of Class A common stock (including any shares of Class A common stock issued or issuable upon the exercise of any such Private Placement Warrant) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company; (d) any Private Placement Warrants outstanding on the date of this Agreement; and (e) any other shares of

Class A common stock of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b), (c), or (d) above by way of a stock dividend or stock split or in connection with a conversion, distribution, exchange, reclassification, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to constitute Registrable Securities upon the earliest to occur of the date on which such securities: (i) have been sold, transferred, disposed of or exchanged pursuant to an effective Registration Statement, pursuant to Rule 144 under the Securities Act or any other exemption from registration under the securities laws of the United States; (ii) cease to be outstanding; and (iii) may be sold without registration pursuant to Rule 144 under the Securities Act (but without the requirement to comply with any volume or manner of sale limitations). For the avoidance of doubt, under no circumstances shall the Company be obligated to register Common Units, and only shares of Class A common stock issuable upon redemption, exchange or exercise of Common Units will be registered.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a)

all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Class A common stock is then listed;

(b)

fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	reasonable fees and disbursements of counsel for the Company;

(e)	reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration;

(f)	reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering; and

(g)

the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the Registration and/or marketing of the Registrable Securities (including the expenses of the Holders).

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” means any Holder requesting piggyback rights pursuant to this Agreement with respect to an Underwritten Shelf Takedown.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Shelf” has the meaning given in subsection 2.1.1.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” has the meaning given in the Preamble hereto.

“Subsequent Shelf Registration” has the meaning given in subsection 2.1.2.

“Suspension Event” has the meaning given in subsection 4.4.2.

“Suspension Notice” has the meaning given in subsection 4.4.2.

“Suspension Period” has the meaning given in subsection 4.4.2.

“Transaction Agreement” has the meaning given in the Recitals hereto.

“Transfer” means, when used as a noun, the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, or (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” has the meaning given in subsection 2.1.3.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Withdrawal Notice” has the meaning given in subsection 2.1.5.

ARTICLE II

REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall use its commercially reasonable efforts to file, within 45 days of the Closing Date or such earlier date as it is required in accordance with any Non-Redemption Agreement, a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is not eligible to use a Registration Statement on Form S-3, a Shelf Registration Statement on Form S-1 (the “Form S-1 Shelf,” and together with the Form S-3 Shelf, as applicable (and any Subsequent Shelf Registration), the “Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two Business Days prior to such filing) on a delayed or continuous basis. The Company shall use its commercially reasonable efforts to cause the Shelf to become effective as soon as practicable after such filing, but in no event later than 60 days after the initial filing thereof (or 90 days after the initial filing thereof if the Commission notifies the Company that it will “review” the Shelf) or such other earlier date as it is required in accordance with any Non-Redemption Agreement. The Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 4.4, use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (b) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

2.1.3 Requests for Underwritten Shelf Takedowns. At any time and from time to time after the Shelf has been declared effective by the Commission, a Holder or a group of Holders (in such case, each, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, including any Block Trade, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder(s) with a total offering price reasonably expected to exceed, in the aggregate, $50,000,000 (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Holders that requested such Underwritten Shelf Takedown shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed), and to agree to the pricing and other terms of such offering. The Company is not obligated to effect more than (A) for BT Assets or the Management Holders, acting individually or together, three Underwritten Shelf Takedowns pursuant to this subsection 2.1.3 in any 12-month period and (B) for Sponsor and/or the Non-Redeeming Stockholders, acting individually or together, one Underwritten Shelf Takedown pursuant to this subsection 2.1.3 in any 12-month period; provided that, the Company shall not be obligated to effect any Underwritten Shelf Takedowns for Sponsor and/or the Non-Redeeming Stockholders during the 12-month period beginning on the Closing Date. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering. For the avoidance of doubt, any Block Trade effected pursuant to Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to subsection 2.1.3 hereof.

2.1.4 Reduction of Underwritten Shelf Takedown. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the Demanding Holders and the Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other equity securities that the Company desires to sell and all other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: At all times (a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b) such other equity securities of other persons or entities that the Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown; provided that any Holder (to the extent they are not withdrawing) may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by such Holder, as applicable or if such Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Holder. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown for purposes of subsection 2.1.3, unless either (a) such withdrawal occurs during a period the Company has deferred taking action pursuant to Section 4.4 hereof or (b) the withdrawing Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown; provided that, if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall count as an Underwritten Shelf Takedown demanded by such Holder, as applicable, for purposes of subsection 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this subsection 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this subsection 2.1.5.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company (for its own account or for the account of persons or entities other than the Holders of Registrable Securities) or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of equity securities of the Company, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities of the

Company, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (a) filed in connection with any employee stock option or other benefit plan, (b) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (c) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (d) for an offering of debt that is convertible into equity securities of the Company or (e) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (ii) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five days after receipt of such written notice (such registered offering, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to abide by the terms of Section 4.3 below.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the equity securities that the Company desires to sell, taken together with (a) the Registrable Securities, if any, as to which Registration has been requested pursuant to Section 2.2 hereof and (b) the equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:

(i) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Registration, that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, that can be sold without exceeding the Maximum Number of Securities;

(ii) If the Registration or registered offering is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the equity securities of such requesting persons or entities that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering, that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the equity securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual piggyback arrangements with such persons or entities that can be sold without exceeding the Maximum Number of Securities.

(iii) If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities pursuant to subsection 2.1.4.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by subsection 2.1.5) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than subsection 2.1.5), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights; Inapplicability to Block Trades. For purposes of clarity, subject to subsection 2.1.5, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under subsection 2.1.3 hereof. Furthermore, this Section 2.2 shall not apply to any Block Trade.

2.3 Restrictions on Transfer. In connection with any Underwritten Offering of equity securities of the Company, each Holder participating in such Underwritten Offering agrees that it shall not Transfer any shares of Class A common stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior (to the extent notice of such Underwritten Offering has been provided) to, and the 90-day period beginning on, the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees to a shorter period by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, with respect to an Underwritten Offering, a Holder shall not be subject to this Section 2.3 with respect to an Underwritten Offering unless each shareholder of the Company that (together with their Affiliates) holds at least 10% of the issued and outstanding Class A common stock (on a fully-exchanged basis after giving effect to the exchange of all Common Units for Class A common stock) and each of the Company’s directors and executive officers have agreed to a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders. A Holder’s obligations under the second sentence of this Section 2.3 shall only apply for so long as such Holder (together with its Affiliates) holds at least 10% of the issued and outstanding Class A common stock (on a fully-exchanged basis after giving effect to the exchange of all Common Units for Class A common stock).

2.4 Block Trades.

2.4.1 Subject to Section 4.4, at any time and from time to time when the Lock-Up Period is not in effect with respect to Lock-Up Shares held by BT Assets and when an effective Shelf is on file with the Commission and effective, if BT Assets wishes to engage in an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $10,000,000 or (y) all remaining Registrable Securities held by BT Assets, then notwithstanding the time periods provided for in subsection 2.1.3, BT Assets shall notify the Company of the Block Trade at least five Business Days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided, that BT Assets shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade; provided, further, that if, in connection with a Block Trade, the Company is not required to take any actions to facilitate such Block Trade (other than customary coordination with the Company’s transfer agent to remove any restrictive legends from the shares of Class A common stock disposed of in such Block Trade but not procuring the delivery of an opinion by the Company’s counsel), then (i) the $10,000,000 offering size requirement under clause (x) above shall not apply and (ii) BT Assets shall not be required to notify the Company prior to such Block Trade.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, BT Assets shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of its intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this subsection 2.4.2.

2.4.3 BT Assets shall have the right to select the Underwriters for a Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

ARTICLE III

LOCK-UP

3.1 Lock-Up

3.1.1 .

3.1.2 Each of BT Assets and Sponsor (the “Locked-Up Holders”), severally, and not jointly, agrees with the Company not to effect any Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares Beneficially Owned or otherwise held by such Locked-Up Holder during the Lock-Up Period (such restrictions, the “Lock-Up”); provided that the Lock-Up shall not apply to Transfers permitted pursuant to Section 3.2; provided, further, that any waiver of the Lock-Up shall require the approval of a majority of the independent directors of the Board; provided, further, that any such waiver must apply to an equal proportionate share of the Lock-Up Shares held by each Locked-Up Holder. “Lock-Up Shares” means the equity securities of the Company held by the Locked-Up Holders, directly or indirectly, as of the Closing Date other than the 500,000 shares of Class A common stock issued to Brandon Mintz on the Closing Date.

3.1.3 During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose.

3.1.4 The Locked-Up Holders acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, the equity securities of the Company Beneficially Owned by such Locked-Up Holder shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Authority, including all applicable holding periods under the Securities Act and other rules of the Commission.

3.2 Permitted Transfers3.2.1 . Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period applicable to any Lock-Up Shares of a Locked-Up Holder, such Locked-Up Holder may Transfer, without the consent of the Company, any of such Lock-Up Shares to (a) any of such Locked-Up Holder’s Permitted Transferees, upon written notice to the Company or (b)(i) a charitable organization, upon written notice to the Company, (ii) in the case of an individual, by virtue of Laws of descent and distribution upon death of the individual, (iii) in the case of an individual, pursuant to a qualified domestic relations order or (iv) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to the Business Combination; provided that in connection with any Transfer of such Lock-Up Shares pursuant to clause (b)(ii) or clause (b)(iii), (A) the restrictions and obligations contained in Section 3.1 and this Section 3.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares and (B) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless, for the avoidance of doubt, such Transferee is a Permitted Transferee in accordance with this Agreement. Any Transferee of Lock-Up Shares that is a Permitted Transferee of the Transferor shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement, by executing and delivering a joinder to this Agreement, whereupon such Transferee will be treated as a Holder (with the same rights and obligations as the Transferor) for all purposes of this Agreement. Notwithstanding anything to the contrary, and for the avoidance of doubt, the Sponsor shall be permitted to forfeit any portion of its Lock-Up Shares pursuant to the Sponsor Support Agreement.

3.3 Other Lock-Up Restrictions3.3.1 . Each of the Company and the Sponsor hereby acknowledge and agree that this Article III supersedes Section 5 of the Sponsor Support Agreement in all respects, and, upon execution of this Agreement by each of the Company and the Sponsor, the Sponsor Support Agreement shall be deemed amended to remove Section 5 of the Sponsor Support Agreement.

ARTICLE IV

COMPANY PROCEDURES

4.1 General Procedures. In connection with effecting any Shelf Registration, Shelf Takedown and/or other disposition of Registrable Securities pursuant to a registration statement contemplated herein (to the extent applicable), the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

4.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

4.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least 5% of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

4.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request to facilitate the disposition of the Registrable Securities owned by such Holders;

4.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

4.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

4.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

4.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

4.1.8 at least five days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish, without charge, a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

4.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, as applicable, and then to correct such Misstatement as set forth in Section 4.4 hereof;

4.1.10 permit representatives of the Holders, the Underwriters or other financial institutions facilitating each transaction, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

4.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or other disposition pursuant to a registration statement contemplated herein that is facilitated by a financial institution which the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

4.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters or financial institution, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, Underwriter or financial institution may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

4.1.13 in the event of any Underwritten Offering or other disposition pursuant to a registration statement contemplated herein that is facilitated by a financial institution or similar agent, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering or such applicable financial institution;

4.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

4.1.15 with respect to an Underwritten Offering pursuant to subsection 2.1.3, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

4.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

4.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders, in each case, as mutually agreed amongst such Holders.

4.3 Requirements for Participation in Underwritten Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Holder may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Holder (a) agrees to sell such Holder’s securities on the basis provided in any underwriting and other arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in subsections 2.1.3 and 4.1.15 of this Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 4.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

4.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

4.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, as applicable, each Holder shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting such Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

4.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure, and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time (a “Suspension Event”), the Company may, upon giving prompt written notice of such action to the Holders (a “Suspension Notice”), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than 45 days for a single Suspension Event, determined in good faith by the Company to be necessary for such purpose (a “Suspension Period”); provided that the Company shall not declare more than two Suspension Events in any 12-month period; provided further, that no Suspension Event shall be declared within the 30 days following the conclusion of a prior Suspension Period; provided further, that the total Suspension Period in any consecutive 12-month period shall not exceed an aggregate of 60 days. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.4 (an “End of Suspension Notice”).

4.4.3 (a) During the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to subsection 2.1.3, a Demanding Holder has requested an Underwritten Shelf Takedown and the Company and such Demanding Holder are unable to obtain the commitment of Underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to subsection 2.1.3.

4.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 4.5.

4.6 Other Obligations. In connection with a sale or transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part, the Company shall, subject to the receipt of any customary documentation reasonably required from the applicable Holders and/or their broker(s) in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned sales or transfers; provided, however, that the Company shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any sale or transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

5.1 Indemnification.

5.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) caused by any (a) Misstatement contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, as applicable, or (b) any violation or alleged violation by the Company of the Securities Act or any other applicable federal or state securities laws or any rule or regulation promulgated thereunder application and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, except, in each case, insofar as the same are caused by or contained in any information or affidavit furnished in writing to the Company by or on behalf of such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

5.1.2 In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented, out-of-pocket attorneys’ fees) resulting from any Misstatement contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, as applicable, but only to the extent that such Misstatement is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders, and the liability of each such Holder shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

5.1.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

5.1.5 If the indemnification provided under this Section 5.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 5.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 5.1.1, 5.1.2 and 5.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 5.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 5.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 5.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or electronic mail, or if mailed, three days after mailing (one Business Day in the case of overnight courier service), as follows:

If, to the Company, to:

Bitcoin Depot, Inc.

2870 Peachtree Rd #327

Atlanta, Georgia, 30305

Email: brandon@bitcoindepot.com

Attention: Brandon Mintz, President & CEO

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Thomas Laughlin, P.C.; Douglas E. Bacon, P.C.; Matthew R.

Pacey, P.C.; Atma Kabad; Billy Vranish

Email: thomas.laughlin@kirkland.com;

doug.bacon@kirkland.com; matt.pacey@kirkland.com;

atma.kabad@kirkland.com; billy.vranish@kirkland.com

If, to Sponsor or any of its Affiliates:

c/o GSR II Meteora Sponsor LLC

840 Park Drive East

Boca Raton, Florida 33432

Email: gus@gsrmet.com

Attn: Gus Garcia

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

10250 Constellation Blvd., Suite 1100

Century City, CA 90067

Email: steven.stokdyk@lw.com

Attn: Steven B. Stokdyk

If to any other Holder, at such Holder’s address or facsimile number as set forth in the Company’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 10 days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2 Prior to the expiration of the Lock-Up Period with respect to any Lock-Up Shares of a Locked-Up Holder, such Holder may not assign or delegate such Locked-Up Holder’s rights, duties or obligations under this Agreement in connection with a Transfer of such Locked-Up Holder’s Registrable Securities, in whole or in part, except in connection with a Transfer pursuant to Section 3.2.

6.2.3 After the expiration of the Lock-Up Period with respect to Lock-Up Shares held by a Locked-Up Holder, and, at any time with respect to Registrable Securities held by any other Holder, each such Holder may assign or delegate its rights, duties or obligations under this Agreement in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (a) any of such Holder’s Permitted Transferees, provided, that each such Permitted Transferee holds, after giving effect to such assignment or delegation, at least 2% of the then-outstanding Class A common stock, (b) an Affiliate of such Holder, (c) direct and/or indirect equity holders of any Holder pursuant to a distribution as described in Section 6.14 of this Agreement or (d) with the prior written consent of the Company, any other entity or person.

6.2.4 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.

6.2.5 Other than as expressly set forth herein, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement.

6.2.6 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 6.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Execution of Agreement. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

6.4 Governing Law; Venue.

6.4.1 This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts executed in and to be performed in the State of Delaware, without giving effect to any choice of law or conflict of laws, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.4.2 Any proceeding or Action based upon, arising out of or related to this Agreement must be brought in the Court of Chancery of the State of Delaware (or, to the extent such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such proceeding or Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the proceeding or Action shall be heard and determined only in any such court, and agrees not to bring any proceeding or Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence Legal Proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action, suit or proceeding brought pursuant to this subsection 6.4.2.

6.5 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably, unconditionally and voluntarily waives any right such party may have to a trial by jury in respect of any Action, suit or proceeding directly or indirectly arising out of or relating to this Agreement.

6.6 Amendments and Waivers. Only upon the written consent of the Company and the Holders of at least a majority in interest of the total Registrable Securities at the time in question as determined in good faith by the Company, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

6.7 Other Registration Rights. Other than the registration rights set forth in the Original Agreement, the Non-Redeeming Stockholders who have registration rights pursuant to their respective Non-Redemption Agreements with respect to equity securities of the Company issued on the Closing Date, and the subscribers who have registration rights pursuant to the transactions contemplated by that certain PIPE Agreement, dated June 23, 2023, by and among, among others, the Company and the subscribers set forth therein, the Company represents and warrants that no person, other than a Holder of Registrable Securities hereunder, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to any Holder of Registrable Securities in this Agreement, including any agreement that would allow such current or future holder to require the Company to include securities in any registration statement filed by the Company for such holders on a basis other than pari passu with, or expressly subordinate to, the registration rights of the Holders hereunder provided. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Notwithstanding any other rights and remedies the Holders may have in respect of the Company pursuant to this Agreement, if the Company enters into any other registration rights or similar agreement with respect to any of its securities that contains provisions that violate this Section 6.7, the terms and conditions of such agreement shall immediately be deemed to have been amended without further action by the Company or any Holder, so that such Holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions, as the case may be.

6.8 Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (a) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (b) cooperate with any Holder and take such further action as the Holders may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of any Holder, the Company will deliver to it a written statement as to whether they have complied with such information requirements, and, if not, the specific reasons for non-compliance. This Section 6.8 shall survive the termination of the Agreement so long as any Holder continues to hold Registrable Securities.

6.9 Term. This Agreement shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities, except as otherwise provided herein. The provisions of Section 4.5 and Article V shall survive any termination.

6.10 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder for the Company to make determinations hereunder, including, without limitation, for purposes of Section 6.8 hereof.

6.11 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by a Holder and to enforce specifically the terms and provisions hereof.

6.13 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing Date, the Original Agreement and all of the respective rights and obligations of the parties thereunder are terminated in their entirety and shall no longer be of any force or effect. Upon any amendment or restatement, this Agreement shall no longer be of any force or effect.

6.14 Distributions. In the event that any Holder distributes, or has distributed, any of its Registrable Securities to its direct and/or indirect equity holders, such distributees shall be treated as the applicable Holder hereunder; provided that only the holders of a majority-in-interest of the Registrable Securities held by all such distributees, as determined in good faith by the Company, shall be entitled to take any action under this Agreement that such Holder is entitled to take, provided, further, that such distributees, taken as a whole, shall not be entitled to rights in excess of those conferred to the applicable Holder, as if it remained a single entity party to this Agreement.

6.15 Adjustments. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

6.16 Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

6.17 Opt-Out Notices. Any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of the proposed filing or withdrawal of any Shelf Registration Statement or Piggyback Registration, or any event that would lead to a Suspension Event as contemplated by Section 4.4; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Holder pursuant to Sections 2.1, 2.2 or 4.4, as applicable, and such Holder shall no longer be entitled to the rights associated with any such notice. Each time prior to a Holder’s intended use of an effective Shelf Registration Statement, such Holder will notify the Company in writing at least two Business Days in advance of such intended use. If a Suspension Notice was previously delivered (or would have been delivered but for the provisions of this Section 6.17) and the

Suspension Event remains in effect, the Company will so notify such Holder, within one Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of such Suspension Event, and thereafter will provide such Holder with the related End of Suspension Notice immediately upon its availability.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

Bitcoin Depot, Inc.

By:	/s/ Brandon Mintz
Name: Brandon Mintz
Title: President and Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDERS:

BT Assets, Inc.

By:	/s/ Brandon Mintz
Name: Brandon Mintz
Title: President

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDERS:

GSR II Meteora Sponsor, LLC

By:	/s/ Gus Garcia
Name: Gus Garcia
Title: Co-Chief Executive Officer

/s/ Baris Guzel

/s/ David Lorber

/s/ Michael Moe

/s/ Eve Mongiardo

AQR ABSOLUTE RETURN MASTER ACCOUNT, L.P.
AQR CORPORATE ARBITRAGE MASTER ACCOUNT, L.P.
AQR GLOBAL ALTERNATIVE INVESTMENT
OFFSHORE FUND, L.P. – SPACS SLEEVE
AQR FUNDS – AQR DIVERSIFIED ARBITRAGE FUND
AQR TAX ADVANTAGED ABSOLUTE RETURN FUND, L.P.

By: AQR Capital Management, LLC, its investment adviser
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Nicole DonVito
Name: Nicole DonVito
Title: Managing Director

Arena Investors, LP

with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Lawrence Cutler
Name: Lawrence Cutler
Title: Authorized Signatory

ATALAYA SPECIAL PURPOSE INVESTMENT FUND II LP

ACM ASOF VIII SECONDARY-C LP

With respect to the shares under that certain Voting and Non-Redemption Agreement or Non- Redemption Agreement

By:	/s/ Ivan Zinn
Name: Ivan Zinn
Title: Authorized Signatory

Fir Tree Capital Management, LP
On behalf of the entities listed on Exhibit A Of that certain Voting and Non-Redemption Agreement with respect to the shares thereunder

By:	/s/ Brian Meyer
Name: Brian Meyer
Title: Authorized Person

[Signature Page to Amended and Restated Registration Rights Agreement]

HARRADEN CIRCLE INVESTMENTS, LLC

Investment Manager to:

HARRADEN CIRCLE INVESTORS, L.P.
WARBASSE67 FUND LLC
GANTCHER FAMILY LIMITED PARTNERSHIP

FREDERICK FORTMILLER, Jr. with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Frederick V. Fortmiller, Jr.
Name: Frederick V. Fortmiller, Jr.
Title: Managing Member

OWL CREEK CREDIT OPPORTUNITIES
MASTER FUND, L.P.,
By: Owl Creek Advisors, LLC, its General Partner
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Kevin Dibble
Name: Kevin Dibble
Title: General Counsel and Authorized Signatory

Perga Capital Partners, LP,
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Jonathan Hoke
Name: Jonathan Hoke
Title: Managing Member of the GP

Polar Multi-Strategy Master Fund
By its investment advisor
Polar Asset Management Partners Inc.
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Michelle Li
Name: Michelle Li
Title: Director, OCOO

By:	/s/ Aatifa Ibrahim
Name: Aatifa Ibrahim
Title: Legal Counsel

[Signature Page to Amended and Restated Registration Rights Agreement]

RADCLIFFE SPAC MULTI-STRATEGY
MASTER FUND, L.P.
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Christopher Hinkel
Name: Christopher Hinkel
Title: Managing Member

Sandia Crest LP,
Boothbay Absolute Return Strategies, LP,
Boothbay Diversified Alpha Master Fund LP,
Diametric True Alpha Enhanced Market Master
Fund, LP,
Diametric True Alpha Market Neutral Master
Fund, LP,
Pinebridge Partners Master Fund, LP,
Walleye Investments Fund LLC,
Walleye Opportunities Master Fund Ltd.,
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Timothy J Sichler
Name: Timothy J Sichler Title: CIO & Founder

Sea Otter Trading, LLC
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Peter Smith
Name: Peter Smith
Title: Managing Member

Shaolin Capital Management LLC,
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Carl Winter
Name: Carl Winter
Title: Director of Operations

Space Summit Opportunity Fund I LP
with respect to the shares under that certain Voting and Non-Redemption Agreement or Non-Redemption Agreement

By:	/s/ Keith Fleischmann
Name: Keith Fleischmann
Title: Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement]

MANAGEMENT HOLDERS:

Brandon Mintz

By:	/s/ Brandon Mintz
Name: Brandon Mintz
Address:
Email:

[Signature Page to Amended and Restated Registration Rights Agreement]